00277 NOV 23 81

FILED

NOV 19 1981 JC

SECRETARY OF STATE
STATE OF WASHINGTON

ARTICLES OF INCORPORATION

OF

UHS OF AUBURN, INC.

I, the undersigned natural person of the age of eighteen or more, acting as incorporator of a corporation under the Washington Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is UHS of Auburn, Inc.

SECOND: The period of its duration is perpetual.

THIRD: The purpose for which the corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Washington Business Corporation Act.

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is two hundred (200) shares of the par value of one dollar ($1.00) each.

FIFTH: No holder of any shares of the corporation has or shall have any preemptive right to acquire additional shares of the corporation.

SIXTH: The directors will have the power to adopt, alter, amend or repeal bylaws or adopt new bylaws.

SEVENTH: At each election for directors, each outstanding share shall be entitled to one vote.

EIGHTH: The address of the initial registered office of the corporation is 1218 Third Avenue, c/o C T Corporation System, Seattle, County of King, Washington 98101, and the name of its initial registered agent at such address is C T Corporation System.

NINTH: The number of directors constituting the initial board of directors of the corporation is three (3). The names of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are Alan B. Miller, Sidney Miller and George H. Strong. Their mailing address is One Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004.

TENTH: The name and addres of the incorporator is Warren J. Nimetz, 345 Park Avenue, New York, New York 10154.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 16th day of November, 1981.

Warren J. Nimetz

Warren J. Nimetz

STATE OF NEW YORK)
) SS.:
COUNTY OF NEW YORK)

I, Susan B. Tillem , a notary public, hereby certify that on the 16th of November, 1981 personally appeared before me Warren J. Nimetz, who being by me first duly sworn, individually declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

Susan B. Tillem
Notary Public

SUSAN B. TILLEM
Notary Public, State of New York
No. 463-4370
Qualified in Nassau County
Certificate Filed in New York County
Commission Expires March 30, 19 83

00183 JUN 14 89

ARTICLES OF MERGER
OF
UHS OF CENTRALIA, INC.
INTO
UHS OF AUBURN, INC.
*****

FILED
JUN 5 1989
SECRETARY OF STATE
STATE OF WASHINGTON

Pursuant to the provisions of RWC 23A.20.040, the undersigned corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

FIRST: The names of the corporations are:

Name of corporation	State
UHS of Centralia, Inc.	Washington
UHS of Auburn, Inc.	Washington

SECOND: The name of the surviving corporation is UHS of Auburn, Inc.

THIRD: The following plan of Merger was duly adopted by the board of directors and thereafter approved by the shareholders of each of the corporations in the manner prescribed by the Washington Business Corporation Act:

1. The names of the corporations proposing to merge, and name of the surviving corporation are UHS of Centralia, Inc. and UHS of Auburn, Inc. (surviving corporation).

2. The terms and conditions of the merger are:

Until altered, amended or repealed, as therein provided, the bylaws of UHS of Auburn, Inc., as in effect on the date when this plan shall become effective, shall be the bylaws of the surviving corporation.

The first board of directors of the surviving corporation after the date when the merger provided for herein shall become effective shall be the directors of UHS of Auburn, Inc. in office at the date when this plan becomes effective.

The first annual meeting of the stockholders of the surviving corporation held after the date when this plan becomes effective shall be the annual meeting provided or to be provided by the bylaws thereof for the year 1990.

The officers of the corporation shall be a president, a vice-president, a secretary, an assistant secretary, a treasurer and an assistant treasurer, and the names and places of residence of the officers of the corporation, who shall hold such offices as are set before their names from and after the date when this agreement shall become effective and until the first meeting of the board of directors to be held thereafter, are as follows:

OFFICE	NAMES	RESIDENCES
President	Alan B. Miller	367 South Gulph Road, King of Prussia, PA 19406
Vice-President	Sidney Miller	367 South Gulph Road, King of Prussia, PA 19406
Secretary	Robert M. Dubbs	367 South Gulph Road, King of Prussia, PA 19406
Assistant Secretary	Bruce R. Gilbert	367 South Gulph Road, King of Prussia, PA 19406
Treasurer	Kirk E. Gorman	367 South Gulph Road, King of Prussia, PA 19406
Assitant Treasurer	Joyce M. Lunney	367 South Gulph Road, King of Prussia, PA 19406

The first regular meeting of the board of directors of the surviving corporation to be held after the date when this plan shall become effective, may be called or may convene in the manner provided in the bylaws of the surviving corporation and may be held at the time and place specified in the notice of the meeting.

The surviving corporation shall pay all expenses of carrying this plan of merger into effect and of accomplishing the merger.

Upon the date when this merger shall become effective, the separate existence of UHS of Centralia, Inc. shall cease, and the constituent shall be merged into UHS of Auburn, Inc., the surviving corporation, in accordance with the provisions of this plan, which corporation shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature and be subject to all the restrictions, disabilities, and duties of each of the corporations, parties to this merger, and all and singular, the rights, privileges, powers, and franchises of each of said corporations, and all property, real, personal and mixed, and all debts due to each of such corporations shall be vested in the surviving corporation; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the surviving corporation as they were of the respective constituent corporations, and the title to any real estate, whether by deed or otherwise, vested in any of said corporations, parties hereto, shall not revert or be in any way impaired by reason of this merger, provided that all rights of creditors and all liens upon the property of any of said corporations, parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of UHS of Centralia, Inc. shall thenceforth attach to the said surviving corporation and may be enforced against it to the same extent as if said

debts, liabilities and duties had been incurred or contracted by it.

If at any time the surviving corporation shall consider or be advised that any further assignments or assurances in law or any things are necessary or desirable to vest in said corporation, according to the terms hereof, the title to any property or rights of said UHS of Centralia, Inc. the proper officers and directors of said latter corporation shall and will execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the surviving corporation, and otherwise to carry out the purposes of this plan of merger.

3. The manner and basis of causing the shares of common stock of the merging corporation to be converted into shares of common stock of the surviving corporation shall be as follows:

At the effective time, each share of common stock of the merging corporation which is then issued and outstanding shall be exchanged for one share of common stock of the surviving corporation.

The shares of common stock of the merging corporation shall, by virtue of the merger, be cancelled.

As soon as practicable after the effective time, the stock certificates representing shares of common stock of the merging corporation which are converted to shares of the common stock of the surviving corporation pursuant to this Agreement of Merger shall be surrendered to the Corporate Secretary of the surviving corporation in exchange for certificates representing the number of shares of common stock of the surviving corporation to which such chartered stockholder is entitled pursuant hereto. Notwithstanding the foregoing, should any certificate representing common stock of the merging corporation not be surrendered as hereinabove required, any stock certificate nominally representing such shares of the merging corporation shall be deemed to represent an identical number of shares of common stock of the surviving corporation.

FOURTH: As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such plan, are as follows:

		Entitled to vote as a class	
Name of corporation	Number of Shares Outstanding	Designation of class	Number of Shares
UHS of Centralia, Inc.	200	Common	200
UHS of Auburn, Inc.	200	Common	200

FIFTH: As to each of the undersigned corporations, the total number of shares voted for and against such Plan, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of each class voted for and against such Plan, respectively, are as follows:

	Number of Shares			
			Entitled to vote for as a class	
Name of corporation	Total Voted For	Total Voted Against	Voted For	Voted Against
UHS of Centralia, Inc.	200	- 0 -	200	- 0 -
UHS of Auburn, Inc.	200	- 0 -	200	- 0 -

Dated June 2, 1989.

UHS of Centralia, Inc.

(SEAL)

By [signature]
Sidney Miller
Its Vice President

And Robert M. Dubbs
Robert M. Dubbs
Its Secretary

UHS of Auburn, Inc.

(SEAL)

By [signature]
Sidney Miller
Its Vice President

And Robert M. Dubbs
Robert M. Dubbs
Its Secretary

COMMONWEALTH OF PENNSYLVANIA }
} ss.:
COUNTY OF MONTGOMERY }

I, Joan Diane Staudenmayer, a notary public do hereby certify that on this 2nd day of June, 1989, personally appeared before me Robert M. Dubbs, who being by me first duly sworn, declared that he signed the foregoing document, that the statements herein contained are true, that he is the Secretary of UHS of Centralia, Inc., and that he was authorized so to sign.

Joan Diane Staudenmayer
Notary Public

(Notarial Seal)

NOTARIAL SEAL
Joan Diane Staudenmayer, Notary Public
Upper Moreland Twp., Montgomery Co.
My Commission Expires March 1, 1993

1989 1978 0195 0479

COMMONWEALTH OF PENNSYLVANIA }
} ss.:
COUNTY OF MONTGOMERY }

I, Joan Diane Staudenmayer, a notary public do hereby certify that on this 2nd day of June, 1989, personally appeared before me Sidney Miller, who being by me first duly sworn, declared that he signed the foregoing document, that the statements herein contained are true, that he is the Vice President of UHS of Auburn, Inc., and that he was authorized so to sign.

Joan Diane Staudenmayer
Notary Public

(Notarial Seal)

NOTARIAL SEAL
Joan Diane Staudenmayer, Notary Pub
Upper Moreland Twp., Montgomery Co
My Commission Expires March 1, 1993

AMCENTRALI
EISENHOFER
QTXTDATAL

Corporations Division
Office of the Secretary of State

FILED
STATE OF WASHINGTON
JAN 18 1996
RALPH MUNRO
SECRETARY OF STATE

Val: 01/18/1996 - 59309
$30.00 on 01/18/1996
Check - 01/18/1996 - 1340049

ARTICLES OF AMENDMENT

Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendment(s) to the corporation's Articles of Incorporation.

1. The name of the corporation is: Auburn General Hospital, INC.
(Note: Corporate name listed above must be identical to the records of the Office of the Secretary of State.)

2. The text of **each** amendment(s) as adopted is (are) as follows:
(Attach separate sheet, if necessary)

"The name of the corporation is Auburn Regional Medical Center, INC."

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the text of the amendment itself, are as follows:

N/A

4. The date of adoption of **each** amendment(s) was:

January 2, 1996

5. The amendment(s) was (were) adopted by:
Check one of the following statements:

( ) The incorporators. Shareholder action was not required.

(x) The board of directors. Shareholder action was not required.

( ) Duly approved shareholder action in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.
(Note: Please refer to copy of statutes listed on instruction sheet.)

6. These Articles will be effective upon filing, unless an extended date and/or time appears here: ______________________, 19____.
(Note: Extended effective date may not be set at more than 90 days beyond the date the document is stamped "Filed" by the Secretary of State)

Dated: January 16, , 1996.

Sherrie L. Hedrick
(Signature of person authorized to sign)

Sherrie L. Hedrick, Assistant Secretary
(Type or Print Name and Title)

Val: 01/18/1996 - 59311
$20.00 on 01/18/1996
Draw - 01/18/1996

1996 3198 0612 0002

00174 OCT 17 94

FILED
STATE OF WASHINGTON
SEP 26 1994
RALPH MUNRO
SECRETARY OF STATE

Corporations Division
Office of the Secretary of State

ARTICLES OF AMENDMENT

Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendment(s) to the corporation's Articles of Incorporation.

1. The name of the corporation is: UHS of Auburn, Inc.
   (Note: Corporate name listed above must be identical to the records of the Office of the Secretary of State.)

2. The text of **each** amendment(s) as adopted is (are) as follows:
   (Attach separate sheet, if necessary)

   "The name of the corporation is Auburn General Hospital, Inc."

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the text of the amendment itself, are as follows:

   N/A

4. The date of adoption of **each** amendment(s) was:

   September 6, 1994

5. The amendment~~(s)~~ was ~~(were)~~ adopted by:
   Check one of the following statements:

   ( ) The incorporators. **Shareholder action was not required.**

   (x) The board of directors. **Shareholder action was not required.**

   ( ) Duly approved shareholder action in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.
   (Note: Please refer to copy of statutes listed on instruction sheet.)

6. These Articles will be effective upon filing, unless an extended date and/or time appears here: ____________, 19____.
   (Note: Extended effective date may not be set at more than 90 days beyond the date the document is stamped "Filed" by the Secretary of State)

Dated: September 13, 1994.

Sherrie L. Hedrick
(Signature of person authorized to sign)

Sherrie L. Hedrick, Assistant Secretary
(Type or Print Name and Title)

ssf 36 (R 7/90) (WASH. - 2423 - 7/27/90)

1994 3127 0174 0419